EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHIEF EXECUTIVE OFFICER OF TRIO MERGER CORP.

PURCHASES SHARES OF COMMON STOCK

NEW YORK, NEW YORK, May 28, 2013 – Trio Merger Corp. (“Trio”) (NASDAQ:TRIO; OTCBB:TMRGW) announced today that Eric S. Rosenfeld, Trio’s Chief Executive Officer, has purchased an aggregate of 100,000 shares of common stock of Trio on May 28, 2013 for an aggregate purchase price of approximately $1,007,000. As previously announced, Trio has entered into a definitive merger agreement with SAExploration Holdings Inc. (“SAE”), providing for a business combination in which SAE will become a wholly owned subsidiary of Trio upon closing of the business combination. The business combination is expected to close in June 2013.

About Trio Merger Corp.

Trio was incorporated in Delaware on February 2, 2011 as a blank check company whose objective is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Trio’s initial public offering was declared effective June 20, 2011 and was consummated on June 24, 2011, receiving net proceeds of $57.43 million through the sale of 6.0 million units at $10.00 per unit and $3.55 million from the sale of private placement warrants to the initial stockholders and the underwriters. On June 24, 2011, the underwriters exercised their over-allotment option and on June 27, 2011, Trio received net proceeds of $8.69 million from the sale of 900,000 units. Each unit was comprised of one share of Trio common stock and one warrant with an exercise price of $7.50. As of March 31, 2013, Trio held approximately $61,676,800 in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

The closing of the transaction with SAE is subject to, among other matters, approval by the stockholders of Trio and holders of 496,032 or more of the shares of Trio’s common stock issued in Trio’s initial public offering of securities not exercising their rights to convert their shares into a pro rata share of the trust account in accordance with Trio’s amended and restated certificate of incorporation.

About SAE

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. The Company services its multinational client base from offices in Canada, Alaska, Peru, Columbia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE’s website is www.saexploration.com.

The information on SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings either Trio or SAE makes with the SEC.

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on SAE’s and Trio’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of SAE’s business. These risks, uncertainties and contingencies include: fluctuations in the levels of exploration and development activity in the oil and gas industry; business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which SAE is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of seismic acquisition services; general economic conditions; geopolitical events and regulatory changes; the possibility that the merger does not close, including due to the failure to receive required security holder approvals or the failure of other closing conditions; and other factors set forth in Trio’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of SAE’s financial results included in the preliminary proxy statement/information statement are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, SAE’s financial results in any particular period may not be indicative of future results. Neither Trio nor SAE is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

EarlyBirdCapital, Inc. (“EBC”), the managing underwriter of Trio’s initial public offering (“IPO”) consummated in June 2011, is acting as Trio’s investment banker in these efforts, for which it will receive a fee of $2,415,000. Trio and its directors and executive officers and EBC may be deemed to be participants in the solicitation of proxies for the special meeting of Trio stockholders to be held to consider, among other proposals, approval of the merger.

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Stockholders of Trio and other interested persons are advised to read Trio’s preliminary proxy statement/information statement and, when available, Trio’s definitive proxy statement/information statement in connection with Trio’s solicitation of proxies for the special meeting because these proxy statements/information statements will contain important information. Such persons can also read Trio’s final prospectus, dated June 21, 2011, and Trio’s annual report on Form 10-K for the fiscal year ended December 31, 2012, for a description of the security holdings of the Trio officers and directors and of EBC and their respective interests as security holders in the successful consummation of the merger. The definitive proxy statement/information statement will be mailed to stockholders as of May 31, 2013 for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement/information statement, without charge, by directing a request to: Trio Merger Corp., 777 Third Avenue, 37th Floor, New York, New York 10017. The preliminary proxy statement/information statement and the definitive proxy statement/information statement, once available, and the final prospectus and annual report on Form 10-K can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Trio’s directors and executive officers, as well as SAE’s stockholders, directors and executive officers, and their respective affiliates, may enter into additional arrangements to purchase shares of common stock of Trio in open market or privately negotiated transactions.

CONTACT:	-OR-	INVESTOR RELATIONS:
Trio Merger Corp.		The Equity Group Inc.
Eric Rosenfeld		Devin Sullivan
Chairman and CEO		Senior Vice President
(212) 319-7676		(212) 836-9608 / dsullivan@equityny.com

David Sgro		Thomas Mei
Chief Financial Officer		Account Executive
(212) 319-7676		(212) 836-9614 / tmei@equityny.com

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